EXHIBIT 10.1

EXCHANGE AGREEMENT

This letter agreement (“Agreement”) sets forth the terms and conditions upon which E*TRADE FINANCIAL CORPORATION, a Delaware corporation (“Company”), will issue the number of shares (the “Shares”) of Company’s Common Stock, par value $.01 per share (“Common Stock”), indicated on the signature page hereof to the holder indicated on the signature page hereof (“Holder”), in exchange for the aggregate principal amount of the Company’s debt securities (the “Exchanged Notes”) identified on the signature page hereof.

SECTION 1. Exchange. Holder agrees to sell and transfer the Exchange Notes to Company and Company agrees to purchase the Exchange Notes from Holder, in consideration of and in exchange for the sale and transfer by Company to Holder of the Shares. As promptly as reasonably practicable, but in no event later than five business days after the execution of this Agreement, Holder shall deliver the Exchanged Notes on behalf of Company to The Bank of New York (“Trustee”) by means of the book-entry transfer procedures of The Depositary Trust Company, as depositary for the Notes, or by other due and proper agreements or instruments of transfer reasonably acceptable to Company and its legal counsel, provided that if the Exchanged Notes are delivered to the Trustee after the close of business on the record date for any interest payment date with respect to the Notes but prior to the close of business on the business day next preceding such interest payment date, Holder shall also pay to Company, in funds acceptable to Company, the amount equal to the interest otherwise payable on such interest payment date on the principal amount of the Exchanged Notes, and except as provided in this sentence, no adjustment shall be made or Shares issued for interest accrued on any Exchanged Note. Subject to and upon such delivery of the Exchanged Notes (and the payment of such amount with respect to interest, if applicable), as promptly as reasonably practicable, but in no event later than five business days after the execution of this Agreement, Company shall deliver to Holder certificates or other appropriate documentation for the Shares, duly registered in the name of the Holder.

SECTION 2. Representations And Warranties Of Holder. Holder represents and warrants to the Company, as of the date hereof and as of the date of delivery of the Exchanged Notes that:

(a) The execution, delivery and performance by Holder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of Holder and have been or will have been duly authorized by all necessary action on the part of Holder, and that this Agreement constitutes a valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Holder.

(c) The execution, delivery and performance by Holder and Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the certificate of incorporation (or similar constituent document) or bylaws of Holder, (ii) violate any material agreement to which Holder is a party or by which Holder or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Holder.

(d) Holder is the beneficial owner of the Exchanged Notes, and upon the consummation of the transactions contemplated hereby, Company will receive the Exchange Notes, in each case, free and clear of all encumbrances, liens, equities or claims created by Holder.

(e) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Holder who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

SECTION 3. Representations And Warranties Of Company. Company represents and warrants to the Holder, as of the date hereof and as of the date of delivery of the Shares, that:

(a) The execution, delivery and performance by Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby are within the powers of Company and have been or will have been duly authorized by all necessary action on the part of Company, and that this Agreement constitutes a valid and binding agreement of Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Company.

(c) The execution, delivery and performance by Holder and Company of this Agreement, and the consummation of the transactions contemplated by this

Agreement, do not and will not (i) violate the certificate of incorporation or bylaws of Company, (ii) violate any material agreement to which Company is a party or by which Company or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Company.

(d) The Shares, when issued in exchange for the Exchanged Notes in accordance with this Agreement, will be duly and validly authorized and issued, fully-paid and non-assessable, free and clear of all encumbrances, liens, equities or claims. On or before the date of issuance of the Shares, the Shares shall have been authorized for listing on the NASDAQ Stock Market.

(e) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

SECTION 4. Exempt Transaction. (a) Holder understands that the exchange of the Exchanged Notes for the Shares hereby is intended to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, which exemption depends upon, among other things, the accuracy of the Holder’s representations expressed herein.

(b) Holder represents and warrants to Company that it did not purchase the Exchanged Notes with a view to, or for sale in connection with, any distribution of the Shares issuable upon exchange of the Exchanged Notes.

(c) Holder represents and warrants to Company that (i) to the knowledge of Holder, no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the transactions contemplated hereby and (ii) Company did not, and to the knowledge of Holder, no person acting on behalf of Company did, solicit Holder with respect to this disposition of the Exchanged Notes.

(d) The Holder represents and warrants to Company either:

(1) the Exchanged Notes do not constitute “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, or

(2) if the Exchange Notes constitute “restricted securities” Holder will so indicate on the signature page hereof and Holder understands and agrees that (i) that the Shares cannot be used to cover short sales entered into by Holder and (ii) until the expiration of the holding period applicable to sales of the Shares under Rule 144(d) under the Securities Act (or any successor provision), any certificate evidencing such Shares shall bear a legend in substantially the following form, unless the Exchanged Notes have been sold prior to the date hereof pursuant to a registration statement that had been declared effective under the Securities Act (and which continued to be effective at the time of such transfer), or unless otherwise agreed by Company in writing:

This security was issued in a transaction exempt from registration under Section 3(a)(9) of the U.S. Securities Act of 1933, as amended (“Securities Act”) in exchange for certain of the issuer’s debt securities (the “Notes”), which Notes constituted “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and, accordingly, this security may not be offered, sold, pledged or hypothecated except in compliance with the Securities Act or pursuant to an available exemption therefrom.

(e) Holder represents and warrants to Company that Holder is not, as of the date hereof, a director, executive officer or beneficial owner of 5% or more of the Common Stock or an affiliate of such director, executive officer or beneficial owner.

SECTION 5. Survival; Indemnity. The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated hereby. Holder and Company agree to indemnify and protect the other party, its employees, contractors, agents and attorneys and its successors and assigns and hold them harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred as a result of the breach by Holder or Company, as applicable, of any of its representations, warranties or covenants contained in this Agreement

SECTION 6. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Holder, as indicated on the signature page hereto,

if to Company to:

E*TRADE Financial Corporation

671 N. Glebe Road

Arlington, VA 22203

Fax: (703) 236-7223

Attention:

with a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Fax: (650) 752-2111

Attention: Daniel G. Kelly, Jr.

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 7. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 11. Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in The City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in The City of New York, New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 14. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

[Signature Page Follows]

If the foregoing is acceptable to you, please acknowledge your agreement by signing below in the space provided for your signature and returning an original copy hereof.

DATE:

E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

THE FOREGOING IS AGREED TO AND ACKNOWLEDGED BY:

Name:
Title:

Address for Notices to Holder pursuant to Section 6:

Fax:
Attention:

Title of debt securities (“Exchange Notes”):

CUSIP:

Principal amount of Exchange Notes:

Number of shares of Common Stock to be issued in exchange:

The Exchange Notes (check one):

☒	Are not “restricted securities” (see Section 4(d)(1))
☐	Are “restricted securities” (see Section 4(d)(2))

Date restricted Exchange Notes were issued: